Exhibit 99.5

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF CID HOLDCO, INC.

The following unaudited pro forma combined financial statements are provided to aid in the analysis of the financial aspects of the Business Combination which closed on June 18, 2025. The business combination agreement, dated as of March 18, 2024, was by and among ShoulderUp Technology Acquisition Corp. (“SUTA”), a Delaware corporation, among CID Holdco, Inc., a Delaware corporation (“Holdings”) and a wholly-owned subsidiary of ShoulderUp, ShoulderUp Merger Sub, Inc., a Delaware corporation (“ShoulderUp Merger Sub”) and wholly-owned subsidiary of ShoulderUp, SEE ID Merger Sub, Inc., a Nevada corporation (“SEE ID Merger Sub”) and wholly-owned subsidiary of ShoulderUp, and SEE ID, Inc., a Nevada corporation (“SEE ID”).

At the closing of the transactions contemplated by the Business Combination Agreement, (i) ShoulderUp Merger Sub, merged merge with and into ShoulderUp, with ShoulderUp continuing as the surviving company in the merger, and with the security holders of ShoulderUp receiving substantially equivalent securities of CID Holdco, and (ii) SEE ID Merger Sub, merged with and into SEE ID, with SEE ID continuing as the surviving company in the merger, and with the shareholders of SEE ID receiving shares of Holdings common stock, par value $0.0001 per share (the “Common Shares”).

The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma combined balance sheet of the Combined Company (CID Holdco) after giving effect to the Business Combination as of March 31, 2025 and the unaudited pro forma condensed combined statements of operations of the Combined Company for the three months ended March 31, 2025 and for the fiscal year ended December 31, 2024 present the combination of the financial information of ShoulderUP Acquisition Corp and See ID, after giving effect to the Business Combination and related adjustments including the other material events described in the accompanying notes. SholderUP Acquisition Corp and See ID are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the Combined Company or New See ID.

The unaudited pro forma combined statements of operations for the three months ended March 31, 2025 and for the fiscal year ended December 31, 2024 give pro forma effect to the Business Combination as if these had occurred on January 1, 2024. The unaudited pro forma condensed combined balance sheet as of March 31, 2025 gives pro forma effect to the Business Combination as if these were completed on March 31, 2025.

The unaudited pro forma combined financial information is based on and should be read in conjunction with the historical financial statements of each of ShoulderUP Acquisition Corp, included in the Annual Report on Form 10-K filed with the SEC on May 7,2025, and See ID, elsewhere in the filing, and the notes thereto, as well as the disclosures contained in the sections titled “ShoulderUP Acquisition Corp’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “See ID’ Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The unaudited pro forma combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The Business Combination was accounted for as a reverse recapitalization in accordance with ASC Topic 805, Business Combinations. Under this method of accounting, ShoulderUP Acquisition Corp was treated as the “acquired” company for accounting purposes. Since New See ID does not meet the definition of a business under ASC Topic 805, Business Combinations, net assets of New See ID was stated at historical cost, with no goodwill or other intangible assets recorded. See ID has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances, and accordingly the Business Combination is treated as an equivalent to an acquisition of ShoulderUP Acquisition Corp accompanied by a recapitalization:

●	See ID’ existing shareholders have the greatest voting interest in the combined entity under the maximum redemption scenario with an approximately 58.77% voting interest;

●	the largest individual minority shareholder of the combined entity is an existing shareholder of See ID;

●	senior management of See ID continue as senior management of the combined entity;

●	See ID is the larger entity based on historical total assets and revenues; and

●	See ID’ operations, prior to the Business Combination, comprises the ongoing operations of New See ID.

The following table presents summary pro forma data after giving effect to the Business Combination and the other transactions at the closing of Business Combination:

	Shares	%
Private placement shares – Class A	1,310,000	4.49%
Founder shares - Class A	5,388,333	18.48%
Various vendors	1,977,501	6.78%
Former See ID stockholders	11,668,632	40.01%
Conversion of See ID SAFE Notes	2,524,292	8.66%
Conversion of bridge loan	292,259	1.00%
Shares set aside for See ID Option conversion	2,678,318	9.18%
PIPE investors	3,323,536	11.40%
	29,162,871	100.00%

The Business Combination resulted in the combination of See ID and Newco, with a fiscal year end of December 31. The unaudited pro forma combined statements of operations for the three months ended March 31, 2025 and for the year ended December 31, 2024 present the combination of financial information of Newco, ShoulderUP Acquisition Corp and See ID, after giving effect to the Business Combination and related adjustments described in the accompanying notes.

CID HOLDCO, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2025

	See ID, Inc.	ShoulderUp Technology Acquisition Corporation	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets
Cash	$344,902	$400,093	$5,599,323	A	$7,228,987
			(5,577,304)	B
			(423,651)	C
			(2,100,000)	D
			(2,000,000)	E
			(22,019)	F
			(830,000)	Q
			11,837,643	H
Accounts receivable	5,305	-	-		5,305
Inventory	69,876	-	-		69,876
Advances to supplier	37,748	-	-		37,748
Prepaid expenses	80,548	50,000	-		130,548
Total current assets	538,379	450,093	6,483,992		7,472,464

Noncurrent assets
Right-of-use asset	295,650	-	-		295,650
Capitalized software development costs	2,039,809	-	-		2,039,809
Other noncurrent assets	23,389	-	-		23,389
Cash held in trust account	-	5,599,323	(5,599,323)	A	-
Total noncurrent assets	2,358,848	5,599,323	(5,599,323)		2,358,848
Total assets	$2,897,227	$6,049,416	$884,669		$9,831,312

Liabilities and stockholders' equity
Current liabilities
Accounts payable	832,879	1,413,027	(423,651)	C	832,879
			(989,376)	G
Accrued expenses	11,946	-	-		11,946
Accrued interest	160,000		(160,000)	H	-
Payroll liabilities	179,016	-	-		179,016
Deferred revenue	1,144,774	-	-		1,144,774
Bridge loans	1,600,000		(1,600,000)	H	-
Lease liability, current portion	52,458	-	-		52,458
Redemption payable	-	22,019	(22,019)	F	-
Franchise tax payable	-	79,400			79,400
Income tax payable	-	176,789			176,789
Excise tax payable	-	3,905,240			3,905,240
Due to related party	-	268,272	(268,272)	M	-
Convertible promissory note - related party	-	900,000	(900,000)	J	-
Total current liabilities	3,981,073	6,764,747	(4,363,318)		6,382,502

Long-term liabilities
SAFE agreements	22,746,675	-	(22,746,675)	I	-
Deferred revenue, net of current portion	1,472,411	-			1,472,411
Lease liability, net of current portion	265,543	-	-		265,543
Non-redemption agreements derivative liability	-	12,599,255	(12,599,255)	L	-
Total long-term liabilities	24,484,629	12,599,255	(35,345,930)		1,737,954

Total liabilities	28,465,702	19,364,002	(39,709,248)		8,120,456

Temporary equity
Class A common stock subject to possible redemption	-	5,577,304	(5,577,304)	B	-

Stockholders’ equity/(deficit)
Preferred stock, $0.0001 par value	-	-	-		-
Class A common stock, $0.0001 par value	-	1,180	(308)	R	670
			(198)	G
			(4)	M
			332	H	332
			1,716	N	1,716
			198	O	198
Common stock, $0.001 par value	108,975	-	(108,975)	K	-
Total Class A common stock, $0.0001 par value	108,975	1,180	(107,239)		2,916

Additional paid-in capital	340,371	-	-		30,555,671
			108,975	K
			308	R
			989,574	G
			13,597,311	H
			22,746,675	I
			(7,793,815)	P
			900,000	J
			(198)	O
			(331,724)	M
			(1,716)	N
Subscription receivable	-	(600,000)	600,000	M	-
Accumulated deficit	(26,017,821)	(18,293,070)	7,793,815	P	(28,847,821)
			(2,100,000)	D
			(2,000,000)	E
			(830,000)	Q
			12,599,255	L

Total stockholders' equity/(deficit)	(25,568,475)	(18,891,890)	46,171,221		1,710,856
Total liabilities and stockholders' equity/(deficit)	$2,897,227	$6,049,416	$884,669		$9,831,312

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

A	To reflect the release of the full amount held in the Trust Account as all amounts held in the Trust Account are to be redeemed at maximum amount upon the consummation of the Business Combination.

B	To reflect 100% of the Public Stockholders of ShoulderUp Technology exercise their redemption rights to redeem all 506,589 shares of the ShoulderUp Technology Common Stock ($5,577,304).
C	To reflect the payment of Accounts payable at closing, as if the Closing had occurred on March 31, 2025. including cash payments totaling $423,651 and settlement of $989,376 in the form of shares, for a total reduction of $1,413,027
D	Reflects the payment of estimated ShoulderUp Technology transaction expenses at Closing which has a cap of $2,100,000.
E	Reflects the payment of estimated See ID transaction expenses at Closing which has a cap of $2,000,000.
F	To reflect the payment of the redemption payable at the Closing, as if the Closing had occurred on March 31, 2025.
G	To reflect the transfer of 1,977,501 shares to various vendors as consideration for services rendered in connection with the business combination.
H	To reflect the issuance of 3,323,536 shares to PIPE investors at $4.00 per share in exchange for total funding of $13,294,143. Of these, 323,536 shares are not yet registered and will be registered pursuant to a follow-on S-1 registration statement upon its effective date. Of the total funding, $1,456,500 represents the conversion of bridge loan principal and accrued interest that existed as of March 31, 2025 and the Company will receive additional $10,837,643 from the PIPE investors at Closing. In addition, the same PIPE investor issued Bridge loans II and III to the company on April 9, 2025 and May 7, 2025, respectively, for an aggregate principal amount of $1,000,000. As these bridge loans were also converted to equity, the principal amounts were included as cash received in the business combination for an aggregate amount of $11,837,643. The Company will also repaid $160,000 in interest and $1,600,000 in principal to certain bridge loan holders upon completion of the Business Combination.
I	To reflect the conversion of all inception-to-date SAFE notes to permanent equity.
J	To reflect the conversion of $900,000 ShoulderUp convertible notes into 150,000 shares of the Combined Company’s common stock.
K	Eliminates the historical par value of See ID. The par value of the Combined Company Common Stock will be $0.0001 per share.
L	To reflect the settlement of Non-redemption and Assignment of Economic Interest Agreement upon the consummation of the Business Combination.
M	To reflect the discharge of $600,000 in ShoulderUp receivable from the sponsor remaining after netting the $268,272 balance in due to related party pursuant to the forfeiture and cancellation by the sponsor at Closing of 40,000 private placement Units (40,000 shares and 20,000 warrants). The administrative services agreement between ShoulderUP and Sponsor was in the amount of $10,000 per month. As of March 31, 2025, the payable due to related party was $268,272. As of close on June 18, 2025 the related party payable amount was $298,272.
N	To reflect the par value of shares of ShoulderUp Technology Capital Stock issued to the holders of the See ID Equity Securities for a total of 17,163,501 shares of the Combined Company Common Stock.
O	To reflect the par value of 1,977,501 shares of Combined Company common stock transferred from ShoulderUp founders to various vendors as consideration for services rendered in connection with the business combination.
P	To reflect the elimination of the historical accumulated deficit of ShoulderUp Technology, the accounting acquiree. The total equals to the sum of Note F, N, L and ShoulderUp's accumulative deficit of $18,293,070.
Q	To reflect Change of Control Payments (as defined in the Business Combination Agreement) paid to See ID executive officers at the Closing of the Business Combination.
R	To reflect the transfer of 3,084,166 founder shares to See ID shareholders as additional merger consideration due to failure of SUAT to consummate a PIPE.

CID HOLDCO, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2025

	See ID, Inc.	ShoulderUp Technology Acquisition Corporation	Pro Forma Adjustments		Pro Forma Statement of Operaitons
Revenue	$352,498	$-	$-		$352,498

Cost of revenue	327,238	-	-		327,238
Gross profit	25,260	-	-		25,260

Operating expenses
Sales and marketing	484,482	-	-		484,482
General and administrative	748,513	301,511	-		1,050,024
Research and development	528,526	-	-		528,526
Franchise tax expense	-	15,800	-		15,800
Total operating expenses (income)	1,761,521	317,311	-		2,078,832
Income (loss) from operations	(1,736,261)	(317,311)	-		(2,053,572)

Other income and expenses:
Interest income from operating account	-	2,758	-		2,758
Interest and penalties	-	(489,351)	-		(489,351)
Change in fair value of derivative liability	-	(3,712,427)	3,712,427	s	-
Income from cash and investments held in trust account	-	28,349	(28,349)	T	-
Interest expense	(160,000)		-		(160,000)
Change in fair value of SAFE agreements ITD Q2-2024	611,703	-	(611,703)	u	-
Total other income (loss), net	451,703	(4,170,671)	3,072,375		(646,593)

Net income (loss) before income taxes	(1,284,558)	(4,487,982)	3,072,375		(2,700,165)
Income tax expense	-	(3,214)	3,214	u	-

Net income (loss)	$(1,284,558)	$(4,491,196)	$3,075,589		$(2,700,165)

Weighted average Combined Company Common Stock shares outstanding - basic and diluted	-	-	-		26,484,553
Net loss per Combined Company Common Stock share - basic and diluted	-	-	-		$(0.10)
Weighted average See ID Common Stock shares outstanding - basic and diluted	108,975,000	-	-		-
Net loss per See ID Common Stock share - basic and diluted	$(0.01)	-	-		-
Weighted average shares outstanding of Class A common stock, basic and diluted	-	507,475	-		-
Basic and diluted net income per share, Class A common stock	-	$(0.36)	-		-
Weighted average shares outstanding of Class B common stock, basic and diluted	-	11,800,000	-		-
Basic and diluted net income per share, Convertible Class B common stock	-	$(0.36)	-		-

Notes to the unaudited Pro Forma Condensed Combined Statements of Operations

S	Reflects the reversal of the fair value adjustment on ShoulderUp Technology's Non-redemption agreements derivative liability as the agreements are considered fulfilled as if the Business Combination is considered effective on January 1, 2025.
T	Represents the elimination of investment income related to the investments in the ShouderUp Technology Trust Account as of the beginning of the period and the corresponding income tax expense.
U	Reflects the reversal of the fair value adjustment on See ID SAFE notes as of March 31, 2025 as the notes are considered converted into the common stock of See ID as of the beginning of the Business Combination considered effective on January 1, 2025.

CID HOLDCO, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the YEAR Ended December 31, 2024

	See ID, Inc.	ShoulderUp Technology Acquisition Corporation	Pro Forma Adjustments		Pro Forma Statement of Operaitons
Revenue	$172,661	$-	$-		$172,661

Cost of revenue	343,889	-	-		343,889
Gross profit	(171,228)	-	-		(171,228)

Operating expenses
Sales and marketing	2,524,930	-	-		2,524,930
General and administrative	3,588,548	1,278,781	-		4,867,329
Research and development	759,967	-	-		759,967
Franchise tax expense	-	66,095	-		66,095
Total operating expenses (income)	6,873,445	1,344,876	-		8,218,321
Income (loss) from operations	(7,044,673)	(1,344,876)	-		(8,389,549)

Other income and expenses:
Interest income from operating account	-	11,574	-		11,574
Interest and penalties	-	(330,967)	-		(330,967)
Change in fair value of derivative liability	-	(928,751)	928,751	V	-
Income from cash and investments held in trust account	-	690,591	(690,591)	W	-
Change in fair value of SAFE agreements ITD Q2-2024	(14,492,176)	-	14,492,176	X	-
Total other income (loss), net	(14,492,176)	(557,553)	14,730,336		(319,393)

Net income (loss) before income taxes	(21,536,849)	(1,902,429)	14,730,336		(8,708,942)
Income tax expense	(581)	(133,575)	133,575	W	(581)

Net income (loss)	$(21,537,430)	$(2,036,004)	$14,863,911		$(8,709,523)

Weighted average Combined Company Common Stock shares outstanding - basic and diluted	-	-	-		22,846,755
Net loss per Combined Company Common Stock share - basic and diluted	-	-	-		$(0.38)
Weighted average See ID Common Stock shares outstanding - basic and diluted	108,203,788	-	-		-
Net loss per See ID Common Stock share - basic and diluted	$(0.20)	-	-		-
Weighted average shares outstanding of Class A common stock, basic and diluted	-	1,243,542	-		-
Basic and diluted net income per share, Class A common stock	-	$(0.16)	-		-
Weighted average shares outstanding of Class B common stock, basic and diluted	-	11,800,000	-		-
Basic and diluted net income per share, Convertible Class B common stock	-	$(0.16)	-		-

Notes to the unaudited Pro Forma Condensed Combined Statements of Operations

V	Reflects the reversal of the fair value adjustment on ShoulderUp Technology's Non-redemption agreements derivative liability as the agreements are considered fulfilled as if the Business Combination is considered effective on January 1, 2024.
W	Represents the elimination of investment income related to the investments in the ShoulderUp Technology Trust Account as of the beginning of the period and the corresponding income tax expense.
X	Reflects the reversal of the fair value adjustment on See ID SAFE notes as of December 31, 2024 as the notes are considered converted into the common stock of See ID as of the beginning of the Business Combination considered effective on January 1, 2024.

Notes to Unaudited Pro Forma Combined Financial Information

Note 1 — The Business Combination

Description of the Business Combination

On June 18, 2025 (the “Closing Date”), ShoulderUp Technology Acquisition Corp. (“SUTA”), a Delaware corporation, completed the transactions contemplated by that certain business combination agreement, dated as of March 18, 2024 (the “Business Combination Agreement”), by and among CID Holdco, Inc., a Delaware corporation (“Holdings”) and a wholly-owned subsidiary of ShoulderUp, ShoulderUp Merger Sub, Inc., a Delaware corporation (“ShoulderUp Merger Sub”) and wholly-owned subsidiary of ShoulderUp, SEE ID Merger Sub, Inc., a Nevada corporation (“SEE ID Merger Sub”) and wholly-owned subsidiary of ShoulderUp, and SEE ID, Inc., a Nevada corporation (“SEE ID”), collectively, “the parties.”

At the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), (i) ShoulderUp Merger Sub, merged merge with and into ShoulderUp, with ShoulderUp continuing as the surviving company in the merger, and with the security holders of ShoulderUp receiving substantially equivalent securities of CID Holdco, and (ii) SEE ID Merger Sub, merged with and into SEE ID, with SEE ID continuing as the surviving company in the merger, and with the shareholders of SEE ID receiving shares of Holdings common stock, par value $0.0001 per share (the “Common Shares”).

Under the original Business Combination Agreement, dated March 18, 2024, See ID shareholders were entitled to merger consideration of $130 million in the form of SUTA common A shares at per share price of $10.00 or 13 million shares. On June 17, 2025, a side letter was executed between the parties which increased the number of merger consideration shares by 3.103 million and increased merger consideration to $160 million. On June 20, 2025 an additional 1.125 million shares were allocated from the SUTA founder’s as compensation for the ShoulderUp and Holdings failure to consummate the PIPE Financing as contemplated in section 7.17 of the Business Combination Agreement, dated March 18, 2024. Under the amended terms of the Business Combination Agreement, the shareholders of See ID received from New ShoulderUP Acquisition Corp, in the aggregate, a number of shares of New ShoulderUP Acquisition Corp equal to (a) the See ID Value (as defined below) divided by (b) $10.00. The See ID Value will be equal to $171.2 million less net indebtedness (aggregate consolidated amount of indebtedness of See ID minus cash) (the “See ID Value”).

Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with ASC Topic 805, Business Combinations, whereby ShoulderUP Acquisition Corp is treated as the acquired company and See ID is treated as the acquirer. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of See ID issuing stock for the net assets of ShoulderUP Acquisition Corp, accompanied by a recapitalization. The net assets of ShoulderUP Acquisition Corp was stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Business Combination were those of See ID.

The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the Business Combination.

The unaudited pro forma combined balance sheet as of March 31, 2025 gives pro forma effect to the Business Combination as if it had been consummated on March 31, 2025. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2025 and year ended December 31, 2024 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2024.

The unaudited pro forma condensed combined balance sheet as of March 31, 2025 has been prepared using, and should be read in conjunction with, the following:

●	ShoulderUP Acquisition Corp’ unaudited condensed balance sheet as of March 31, 2025 and the related notes included elsewhere in this proxy statement/prospectus/information statement; and

●	See ID’ unaudited condensed consolidated balance sheet as of March 31, 2025 and the related notes included elsewhere in this proxy statement/prospectus/information statement.

The unaudited pro forma combined statement of operations for the three months ended March 31, 2025 has been prepared using, and should be read in conjunction with, the following:

●	ShoulderUP Acquisition Corp’ unaudited statement of operations for the three months ended March 31, 2025 and the related notes included elsewhere in this proxy statement/prospectus/information statement; and

●	See ID’ unaudited consolidated statement of operations for the three months ended March 31, 2025 and the related notes included elsewhere in this proxy statement/prospectus/information statement.

The unaudited pro forma combined statement of operations for the year ended December 31, 2024 has been prepared using, and should be read in conjunction with, the following:

●	ShoulderUP Acquisition Corp’ audited statement of operations for the year ended December 31, 2024 and the related notes included elsewhere in this proxy statement/prospectus/information statement; and

●	See ID’ audited consolidated statement of operations for the year ended December 31, 2024 and the related notes included elsewhere in this proxy statement/prospectus/information statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Merger. Certain transactions, specifically the transaction expenses recognized by SUTA and See ID in the pro forma transaction accounting adjustments for the three months ended March 31, 2025 and year ended December 31, 2024 are not expected to recur in the statement of operations of the combined entity subsequent to the consummation of the business combination. Furthermore, while the Combined Company would be subject to tax at the corporate level subsequent to the consummation of the Business Combination, the Company would be in a net loss position which would result in a deferred tax asset which has been determined to not be more likely than not to be realized. Thus, the Combined Company would not have an income tax benefit. Accordingly, no adjustments for the income tax impact of any transaction accounting adjustments have been reflected.

The pro forma adjustments reflecting the completion of the Business Combination are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the current time and that the proforma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of ShoulderUP Acquisition Corp and See ID.

Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of ShoulderUP Acquisition Corp. and See ID accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information.

Note 2 — Net Loss per Share

Represents the net loss attributable to ordinary shareholders per share calculated using the historical weighted average shares of ordinary shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2024. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares of ordinary shares outstanding for basic and diluted net loss attributable to ordinary shareholders per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. As the maximum number of shares were redeemed, this calculation was retroactively adjusted to eliminate such shares for the entire period. See ID options which rolled over to New See ID were excluded from the calculation of basic net loss per share as such shares are not outstanding. The calculation of diluted loss per ordinary shares does not consider the effect of the warrants issued in connection with the Initial Public Offering since the inclusion of such warrants would be anti-dilutive.

For the three months Ended March 31, 2025
Weighted average Class A ordinary shares outstanding, basic and diluted	26,524,553
Net loss per share of Class A ordinary shares, basic and diluted	$(0.10)

For the Year Ended December 31, 2024
Weighted average Class A ordinary shares outstanding, basic and diluted	22,846,755
Net loss per share of Class A ordinary shares, basic and diluted	$(0.38)